Exhibit 99.1

PRESS RELEASE

ESCALADE CEO ANNOUNCES INTENT TO RETIRE

Evansville, IN (November 15, 2019) Escalade, Incorporated (NASDAQ: ESCA) announced today that David L. Fetherman has informed the Escalade Board of Directors of his intent to retire from his position as the Company’s President and Chief Executive Officer. Pending the hiring of his replacement, Mr. Fetherman has agreed to continue to serve as President and Chief Executive Officer through this transition period. In addition, it is anticipated that Mr. Fetherman will continue to serve on Escalade’s Board of Directors until his successor takes office.

Mr. Fetherman has served as Escalade’s President and Chief Executive Officer, and as a member of Escalade’s Board of Directors since 2015. Prior to assuming those positions, he was the President of Escalade Sports since 2012 and was its Vice President of Sales and Marketing beginning in 2007.

Walter P. Glazer, Jr., the Chairman of the Board of the Escalade Board of Directors, said “Dave Fetherman has made many valuable contributions to Escalade over the past twelve years. We greatly appreciate Dave’s hard work and dedication to Escalade, and are pleased that he has agreed to continue to lead Escalade until his successor is in place. We wish Dave and his family all the best following his retirement from Escalade.”

Mr. Fetherman stated “It has been my honor and pleasure to serve Escalade, our stockholders, and our customers over the years. I look forward to assisting the Board of Directors and the Escalade management team in effecting a smooth transition to my successor. In the interim, Escalade’s customers can continue to expect our continued delivery of quality products and excellent service.”

Mr. Glazer also commented on the Escalade Board’s transition plan. “Consistent with the Board of Directors’ succession planning for the CEO position, our process for identifying and hiring the next Escalade CEO is already underway.”

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK™ and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; Vuly™ trampolines; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our supply chain; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management and the Board contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.